UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472
(Address of principal executive offices)(Zip Code)

(617) 923-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	SELB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition.
On May 13, 2021, Selecta Biosciences, Inc. announced its financial results for the quarter ended March 31, 2021. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report and on Form 8-K.
The information contained in Item 2.02 of this Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 10, 2021, Bradford D. Dahms notified Selecta Biosciences, Inc. (the “Company”) of his intention to resign as the Company’s Chief Financial Officer, effective May 21, 2021, to pursue other career opportunities.
Ann K. Donohue, the Company’s Vice President Finance, will serve as the Company’s principal accounting officer and principal financial officer, as appointed by the Board of Directors, on an interim basis while the Company’s search for a new Chief Financial Officer is ongoing. Ms. Donohue, age 40, has served as the Company’s Vice President Finance since May 2021. Ms. Donohue served as the Company’s Controller from December 2017 until May 2021, and as the Company’s SEC Reporting Manager from September 2016 to December 2017. From September 2009 to August 2016, she served as Corporate Reporting Manager at Orchard Brands, a direct marketing retailer. Ms. Donohue received a B.S. in accounting from the Carroll School of Management at Boston College, and a Master’s Degree in accounting from the Carroll Graduate School of Management at Boston College, and is a Certified Public Accountant (CPA).
Additionally, on April 1, 2021, the Company appointed Kristen Baldwin as Chief People Officer. She brings 20 years of Human Resources and Consulting experience to the Company. Most recently Ms. Baldwin served in dual capacity as the Chief People Officer for the LIVEKINDLY Collective, a high growth plant-based foods company, and as a Senior Partner at CEO.works. Ms. Baldwin has also held senior HR roles at Bayer and Otsuka Pharmaceuticals.
On May 10, 2021, the Company appointed Satish Tripathi, Ph.D., as Vice President of Global Regulatory Affairs. Dr. Tripathi has over 25 years of combined R&D, business, and global regulatory strategy experience. Dr. Tripathi most recently served as VP of Global Regulatory Affairs for AveXis which became Novartis Gene Therapies, where he led the regulatory strategy and implementation for the gene therapy product AVXS-101 for Spinal Muscular Atrophy. AVXS-101 is recognized as only one of the 3 drugs in the world to receive Breakthrough (US FDA), PRIME (EMA) and Sakigake (MHLW/PMDA) designations. Dr. Tripathi led the simultaneous submission of AVXS-101 in 2018 for global registration, which has been approved as Zolgensma for SMA in US, Europe, Japan, Canada, and Brazil.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued on May 13, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: May 13, 2021	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer